Exhibit 99.4
The Scotts Miracle-Gro Company

Schedule II — Valuation and Qualifying Accounts
for the fiscal year ended September 30, 2009

Column A	Column B	Column C	Column D	Column E	Column F
	Balance		Additions	Deductions
	at		Charged	Credited	Balance
	Beginning	Reserves	to	and	at End of
Classification	of Period	Acquired	Expense	Write-Offs	Period
	(In millions)

Valuation and qualifying accounts deducted from the assets to which they apply:
Inventory reserve	$17.5	$—	$16.4	$(6.9)	$27.0
Inventory reserve — product recalls	8.7	—	2.9	(3.3)	8.3
Allowance for doubtful accounts	10.6	—	6.2	(5.7)	11.1
Income tax valuation allowance	65.8	—	1.8	(24.5)	43.1

Schedule II — Valuation and Qualifying Accounts
for the fiscal year ended September 30, 2008

Column A	Column B	Column C	Column D	Column E	Column F
	Balance		Additions	Deductions
	at		Charged	Credited	Balance
	Beginning	Reserves	to	and	at End of
Classification	of Period	Acquired	Expense	Write-Offs	Period
	(In millions)

Valuation and qualifying accounts deducted from the assets to which they apply:
Inventory reserve	$15.6	$—	$13.3	$(11.4)	$17.5
Inventory reserve — product recalls	—	—	16.7	(8.0)	8.7
Allowance for doubtful accounts	11.4	—	4.7	(5.5)	10.6
Income tax valuation allowance	41.0	—	27.0	(2.2)	65.8

Schedule II — Valuation and Qualifying Accounts
for the fiscal year ended September 30, 2007

Column A	Column B	Column C	Column D	Column E	Column F
	Balance		Additions	Deductions
	at		Charged	Credited	Balance
	Beginning	Reserves	to	and	at End of
Classification	of Period	Acquired	Expense	Write-Offs	Period
	(In millions)

Valuation and qualifying accounts deducted from the assets to which they apply:
Inventory reserve	$15.1	$—	$9.6	$(9.1)	$15.6
Allowance for doubtful accounts	11.3	4.1	1.3	(5.3)	11.4
Income tax valuation allowance	35.4	—	8.5	(2.9)	41.0